EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 27, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2007 – Apr 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.9%	0.1%	-1.4%	-16.6%	-4.5%	2.4%	4.8%	2.4%	12.0%	-18.7%	0.3	0.3
B**	0.9%	0.0%	-1.6%	-17.1%	-5.1%	1.7%	N/A	1.7%	12.0%	-20.4%	0.2	0.2
Legacy 1***	1.0%	0.2%	-0.6%	-14.6%	-2.7%	N/A	N/A	-3.1%	10.5%	-14.8%	-0.3	-0.4
Legacy 2***	1.0%	0.2%	-0.7%	-15.0%	-3.1%	N/A	N/A	-3.5%	10.5%	-15.2%	-0.3	-0.4
Global 1***	1.0%	0.3%	-0.3%	-13.4%	-4.4%	N/A	N/A	-4.4%	9.9%	-14.6%	-0.4	-0.6
Global 2***	1.0%	0.3%	-0.4%	-13.7%	-4.7%	N/A	N/A	-4.7%	9.8%	-15.4%	-0.4	-0.6
Global 3***	1.0%	0.2%	-1.0%	-15.2%	-6.5%	N/A	N/A	-6.4%	9.8%	-19.7%	-0.6	-0.8

S&P 500 Total Return Index****	1.8%	-0.2%	12.3%	5.2%	19.6%	1.1%	4.7%	1.1%	19.0%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	0.3%	4.1%	-1.7%	25.7%	10.6%	10.0%	8.5%	10.0%	12.8%	-12.3%	0.8	1.4

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	29%					27%
Energy	11%	Long	Gas Oil	2.3%	Long	11%	Long	Gas Oil	2.2%	Long
			Brent Crude Oil	2.0%	Long			Brent Crude Oil	2.0%	Long
Grains/Foods	12%	Short	Soybeans	2.6%	Long	11%	Short	Soybeans	2.4%	Long
			Soybean Meal	2.1%	Long			Soybean Meal	2.0%	Long
Metals	6%	Short	Aluminum	1.3%	Short	5%	Short	Aluminum	1.4%	Short
			Copper	1.0%	Long			Copper	1.0%	Long
FINANCIALS	71%					73%
Currencies	20%	Short $	Canadian Dollar	1.8%	Long	22%	Short $	Canadian Dollar	2.0%	Long
			Australian Dollar	1.8%	Long			Australian Dollar	1.8%	Long
Equities	20%	Long	S&P 500	5.8%	Long	19%	Long	S&P 500	5.8%	Long
			Dax Index	2.4%	Long			Nasdaq	2.3%	Long
Fixed Income	31%	Long	Bunds	7.3%	Long	32%	Long	Bunds	7.2%	Long
			U.S. 10-Year Treasury Notes	5.8%	Long			U.S. 10-Year Treasury Notes	5.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets rallied over 13% on speculation U.S. producers were considering decreasing production amidst record-high inventory levels.  Prices were also impacted by traders who covered short positions to lock-in profits from recent price declines.  Crude oil markets rose following optimistic comments from the U.S. Federal Reserve served to bolster industrial demand forecasts.

Grains/Foods
Corn and wheat markets moved higher, propelled by strong export data for U.S. crops.  Soybean prices increased after new reports showed further declines to South American Production forecasts.  Lean hogs prices also fell following reports from the U.S. Department of Agriculture which showed weak demand data.

Metals
Gold markets rose after news the U.S. economic growth rate fell below estimates spurred safe haven buying.  Standard & Poor’s downgraded Spanish debt again, which played a role in tempering investor risk appetite.  Copper prices jumped over 3% due to a late-week rally caused by reports that showed lower-than-expected U.S. jobless claims and strong U.S. pending home sales data.

Currencies
The U.S. dollar generally fell against counterparts because of comments from the U.S. Federal Reserve Chairman suggesting U.S. interest rates would remain low into 2014.  Conversely, the Japanese yen strengthened after the announcement of new stimulus initiatives by the Bank of Japan and weak economic growth data in the U.S. The Australian dollar also rallied, anticipating a better economic situation in Japan, a key trade partner, would have a positive impact on the Australian economy.

Equities
U.S. equity markets posted gains following better-than-expected domestic retail sales data and strong earnings reports from several key U.S. firms.  European equity markets also finished higher, overcoming early-week losses which stemmed from Spain’s downgrade.  In Asia, the Japanese Nikkei 225 declined as the bullish impact of new stimulus activity was outweighed by stronger yen’s impact on the nation’s export industries.

Fixed Income
U.S. Treasury markets held on to early-week gains which stemmed from uncertainty regarding the outlook or the U.S. economy which was caused by weak growth data.  German bund prices also moved higher as investors shifted their focus away from the sovereign debt of smaller nations following Spain’s downgrade.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.